Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE
(2006-01)	CONTACT:	Mark G. Meikle
William M. Watson, Jr.
(540) 342-1831

ROANOKE ELECTRIC STEEL CORPORATION

REPORTS RECORD 2005 YEAR-END RESULTS

ROANOKE, Virginia, January 4, 2006 — Roanoke Electric Steel Corporation (Nasdaq: RESC) today reported net earnings of $17,488,418 for the fourth quarter ended October 31, 2005, a 9.8% increase from net earnings of $15,932,971 for the same period last year. Basic earnings per share for the quarter were $1.57 ($1.55 diluted), compared to $1.45 ($1.44 diluted) in the fourth quarter of 2004. Sales for the quarter were $141,034,800, compared to sales of $139,137,692 for the same period last year.

For the year ended October 31, 2005, the Company reported record net earnings of $40,319,433, up 32.4% from the previous record net earnings of $30,446,248 achieved last year. Basic earnings per share were $3.63 ($3.59 diluted), compared to $2.78 ($2.76 diluted) last year. Sales for fiscal 2005 were a record $546,612,163, up 17.4% from the previous record sales of $465,586,429 for the same period last year.

Donald G. Smith, Chairman and CEO, and T. Joe Crawford, President and COO, stated:

“We are pleased to announce that for the second year in a row we have established new annual record totals for sales, net earnings and earnings per share, as the upward momentum and strong business conditions experienced in 2004 continued in 2005. The sales increase was due to improved average selling prices for most of our products. The improvement in average selling prices was principally due to the volatile scrap market, which prompted industry-wide price increases due to the rising cost of scrap steel.

During 2006, we look forward with excitement and anticipation to the completion of the previously announced combination with Steel Dynamics, Inc. The merger will place the Company in a better position to undertake necessary capital projects, meet competitive pressures, and serve customers more efficiently. The financial strength of Steel Dynamics, Inc. will permit the Company to obtain better economies of scale and greater opportunities for growth during the coming years.”

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	(Unaudited)		(Unaudited)
	Three Months Ended October 31,		Year Ended October 31,
	2005	2004	2005	2004
NET SALES	$141,034,800	$139,137,692	$546,612,163	$465,586,429

COSTS:
COST OF SALES	102,496,334	102,648,282	435,660,134	376,017,112
PROFIT SHARING	1,249,260	1,379,983	8,446,079	7,732,903

TOTAL	103,745,594	104,028,265	444,106,213	383,750,015

GROSS EARNINGS	37,289,206	35,109,427	102,505,950	81,836,414

OTHER OPERATING EXPENSES (INCOME):
ADMINISTRATIVE	8,848,012	8,590,786	31,526,927	30,026,395
INTEREST EXPENSE	723,569	1,732,330	3,412,641	4,480,195
PROFIT SHARING	290,707	171,079	1,958,434	1,661,270
INTEREST INCOME	(127,719)	(30,821)	(215,501)	(207,694)
ANTITRUST LITIGATION SETTLEMENT	(97,902)	—	(97,902)	(3,061,820)

TOTAL	9,636,667	10,463,374	36,584,599	32,898,346

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	27,652,539	24,646,053	65,921,351	48,938,068
INCOME TAX EXPENSE	10,164,121	8,608,687	24,675,957	18,317,681

EARNINGS FROM CONTINUING OPERATIONS	17,488,418	16,037,366	41,245,394	30,620,387

DISCONTINUED OPERATIONS:
LOSS ON DISCONTINUED OPERATIONS BEFORE INCOME TAXES (INCLUDING LOSS ON SALE)	0	(155,735)	(1,518,263)	(271,974)
INCOME TAX BENEFIT	0	(51,340)	(592,302)	(97,835)

LOSS ON DISCONTINUED OPERATIONS	0	(104,395)	(925,961)	(174,139)

NET EARNINGS	$17,488,418	$15,932,971	$40,319,433	$30,446,248

Earnings per share of common stock:
Earnings from continuing operations:
Basic	$1.57	$1.46	$3.71	$2.79
Diluted	$1.55	$1.45	$3.67	$2.77

Loss on discontinued operations:
Basic	0.00	(0.01)	(0.08)	(0.02)
Diluted	0.00	(0.01)	(0.08)	(0.02)

Net earnings per share of common stock:
Basic	$1.57	$1.45	$3.63	$2.78
Diluted	$1.55	$1.44	$3.59	$2.76

WEIGHTED SHARES	11,146,003	11,000,237	11,118,490	10,957,586

DILUTED SHARES	11,259,987	11,089,635	11,243,655	11,034,445

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The Company has steel manufacturing facilities in Roanoke, Virginia and Huntington, West Virginia, producing angles, rounds, flats, channels, beams, special sections and billets, which are sold to steel service centers, fabricators, original equipment manufacturers and other steel producers. Four subsidiaries are involved in various steel-related activities, consisting of scrap processing and bar joists and truck trailer beam fabrication.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the merger between the Company and Steel Dynamics, Inc. (“SDI”), including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to SDI’s and the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “projects” and similar expressions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of the Company and SDI will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of the Company’s shareholders to approve the merger; (7) competitive pressures among steel companies (both domestic and international) may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; and (8) changes in the U.S. and foreign legal and regulatory framework. Additional factors that could cause the Company’s and SDI’s results to differ materially from those described in the forward-looking statements can be found in the Company’s and SDI’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company and SDI or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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The Company and SDI have entered into an agreement for the merger of the Company and SDI, and, in connection with this proposed transaction, will prepare and distribute a proxy statement/prospectus to the Company’s shareholders. The Company’s shareholders are urged to read the proxy statement/prospectus and the related registration statement when they become available because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Company and SDI, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of these documents can also be obtained, without charge, by contacting the Company’s General Counsel at PO Box 13948, Roanoke, Virginia 24038 (540.342-1831) or SDI’s Investor Relations, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 (260.459-3553).

The Company and SDI, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the merger transaction. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2005 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission on December 21, 2004. Information about the directors and executive officers of SDI and their ownership of SDI’s common stock is set forth in the proxy statement for SDI’s 2005 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission on April 4, 2005. Additional information regarding the interest of those participants will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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